EXHIBIT 99.1

PVH CORP.
200 MADISON AVENUE
NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:
December 6, 2012

Contact:

Dana Perlman
Treasurer and Senior Vice President, Business Development and Investor Relations
(212) 381-3502
InvestorRelations@pvh.com

PVH Corp. Announces Offering of $500 Million of Senior Notes Due 2022

New York, New York - PVH Corp. [NYSE: PVH] today announced that it is commencing an offering of $500 million of senior unsecured notes due 2022.  The offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on April 20, 2010 and pursuant to a preliminary prospectus supplement, which will also be filed with the SEC.

The Company intends to use the net proceeds of the notes offering (together with cash on hand and expected borrowings under the Company’s new senior secured credit facility) to fund a portion of the cash consideration to be paid to stockholders of The Warnaco Group, Inc. in connection with the Company’s pending acquisition of Warnaco, to refinance a portion of the Company’s and Warnaco’s existing indebtedness, and to pay related fees and expenses.  The offering of the notes is not conditioned upon PVH’s completion of the Warnaco acquisition.  However, if the acquisition is not completed by August 20, 2013 or if PVH terminates the merger agreement or otherwise abandons the transaction prior to such date, then PVH will be required to redeem the notes within 10 days at 100% of the principal amount plus interest to but not including the redemption date.

Barclays, BofA Merrill Lynch, Citigroup, Credit Suisse and RBC Capital Markets will serve as joint book-running managers for the notes offering.  A prospectus and prospectus supplement concerning the notes offering may be obtained from Barclays by calling (888) 603-5847 or by writing to Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or email Barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any notes in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state. Any offering will be made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About PVH Corp.

PVH Corp., one of the world’s largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Bass and G.H. Bass & Co., and its licensed brands, including Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY, Ike Behar and John Varvatos.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  This press release and the prospectus pursuant to which PVH Corp. is offering its senior unsecured notes due 2022 contain forward-looking statements and information about PVH’s current and future prospects and PVH’s operations and financial results, which are based on currently available information or, in the case of documents incorporated by reference, information available at the time of filing of such documents. Actual future results and financial performance could vary significantly from those anticipated in such statements. The forward looking statements include assumptions about PVH’s operations, such as cost controls and market conditions, and the proposed acquisition of The Warnaco Group, Inc. (including its benefits, results, effects and timing) that may not be realized.

Risks and uncertainties related to the proposed acquisition of Warnaco include, among others (i) the risk that Warnaco’s stockholders do not approve the transaction; (ii) the risk that regulatory approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; (iii) the risk that the other conditions to the closing of the transaction are not satisfied; (iv) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (v) uncertainties as to the timing of the transaction; (vi) competitive responses to the proposed transaction; (vii) costs and difficulties related to the integration of Warnaco’s business and operations with PVH’s business and operations; (viii) the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction; (ix) unexpected costs, charges or expenses resulting from the transaction; (x) litigation relating to the transaction; (xi) the inability to retain key personnel; (xii) and any changes in general economic and/or industry specific conditions.

Additional factors that could cause future results or events to differ from those PVH expects are those risks discussed in the prospectus and prospectus supplement relating to the notes offering under the heading “Risk Factors”, as well as those risks under Item 1A, “Risk Factors,” in PVH’s Annual Report on Form 10-K for the fiscal year ended January 29, 2012 and other reports filed by PVH with the SEC. Please read these risk factors and other cautionary statements contained in the prospectus and other referenced filings. As a result of these risks and others, PVH’s financial condition and results of operations could be materially adversely affected.

PVH undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise.